EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S‑8 of our report dated March 16, 2017 relating to the financial statements, which appears in TransAct Technologies Incorporated's Annual Report on Form 10‑K for the year ended December 31, 2016.

/s/PricewaterhouseCoopers LLP

Hartford, Connecticut
November 9, 2017